- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


                                A/B EXCHANGE AND
                         REGISTRATION RIGHTS AGREEMENT


                           Dated as of March 29, 1996

                                  by and among


                              UNISYS CORPORATION,


                           BEAR, STEARNS & CO. INC.,

                                      and

                              MERRILL LYNCH & CO.



- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

      This Exchange and Registration Rights Agreement (this "Agreement") is made
                                                             ---------
and entered into as of March 29, 1996 by and among Unisys Corporation ("Unisys"), Bear, Stearns & Co. Inc. ("Bear Stearns") and Merrill Lynch, Pierce,
                                       ------------
Fenner & Smith Incorporated ("Merrill Lynch" and together with Bear Stearns, the
                              -------------
"Purchasers").
 ----------

      Pursuant to the Purchase Agreement, dated March 22, 1996 (the "Purchase
                                                                     --------
Agreement"), by and among Unisys and the Purchasers, the Purchasers have agreed
- ---------
to purchase the aggregate principal amount of Unisys 12% Senior Notes due 2003 (the "Series A Notes") set forth on Schedule I thereto.
      --------------

      In order to induce the Purchasers to purchase the Series A Notes, Unisys has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Purchasers set forth in Section 2 of the Purchase Agreement.

      The parties hereby agree as follows:


SECTION 1.           DEFINITIONS

      As used in this Agreement, the following capitalized terms shall have the following meanings:

      Act:  The Securities Act of 1933, as amended.
      ---

      Broker-Dealer:  Any broker or dealer registered under the Exchange Act.
      -------------

      Business Day:  Any day except a Saturday, Sunday or other day in the City
      ------------
of New York on which banks are authorized to close.

      Closing Date:  The date of this Agreement.
      ------------

      Commission:  The Securities and Exchange Commission.
      ----------

      Consummate:  A Registered Exchange Offer shall be deemed "Consummated" for
      ----------
purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the Series B Notes to be issued in the Exchange Offer, (ii) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof, and (iii) the delivery by Unisys to the Trustee under the Indenture of Series B Notes in the same aggregate principal amount as the aggregate principal amount of Series A Notes that were validly tendered by Holders thereof pursuant to the Exchange Offer.

      Damages Payment Date:  With respect to the Series A Notes, each Interest
      --------------------
Payment Date.

      Exchange Act:  The Securities Exchange Act of 1934, as amended.
      ------------

      Exchange Offer:  The registration by Unisys under the Act of the Series B
      --------------
Notes pursuant to a Registration Statement pursuant to which Unisys offers the Holders of all outstanding Transfer Restricted Securities the opportunity to exchange all such outstanding Transfer Restricted Securities held by such Holders for Series B Notes in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities validly tendered in such exchange offer by such Holders.

      Exchange Offer Registration Statement:  The Registration Statement
      -------------------------------------
relating to the Exchange Offer, including the related Prospectus.

      Exempt Resales:  The transactions in which the Purchasers propose to sell
      --------------
the Series A Notes to certain "qualified institutional buyers," as such term is defined in Rule 144A under the Act, and to certain institutional "accredited investors," as such term is defined in Rule 501(a)(1), (2), (3) and (7) of Regulation D under the Act ("Accredited Institutions").
                             -----------------------

      Holders:  As defined in Section 2(b) hereof.
      -------

      Indenture:  The Indenture, dated as of March 29, 1996 between Unisys and
      ---------
Bank of Montreal Trust Company, as trustee (the "Trustee"), pursuant to which
                                                 -------
the Securities are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.

      Interest Payment Date:  As defined in the Indenture and the Securities.
      ---------------------

      Liquidated Damages:  As defined in Section 5 hereof.
      -------------------

      NASD:  National Association of Securities Dealers, Inc.
      ----

      Paying Agent:  As defined in the Indenture.
      ------------

      Person:  An individual, partnership, corporation, limited liability
      ------
company, joint venture, association, trust or other organization whether or not a legal entity, or a government or agency or political subdivision thereof.

      Prospectus:  The prospectus included in a Registration Statement, as
      ----------
amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

      Purchasers:  As defined in the preamble hereto.
      ----------

      Record Holder:  With respect to any Damages Payment Date relating to the
      -------------
Securities, each Person who is a Holder of the Securities on the record date with respect to the Interest Payment Date on which such Damages Payment Date shall occur.

      Registration Default:  As defined in Section 5 hereof.
      --------------------

      Registration Statement:  Any registration statement of Unisys relating to
      ----------------------
(a) an offering of Series B Notes pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, which is filed pursuant to the provisions of this Agreement, in each case, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

      Securities:  The Series A Notes and Series B Notes.
      ----------

          Series B Notes:   Unisys 12% Senior Notes due 2003 to be issued
          --------------
pursuant to the Indenture in the Exchange Offer.

      Shelf Filing Deadline:  As defined in Section 4 hereof.
      ---------------------

      Shelf Registration:  A registration effected by the filing of a Shelf
      ------------------
Registration Statement pursuant to Section 4 hereof.

      Shelf Registration Statement:  As defined in Section 4 hereof.
      ----------------------------

      TIA:  The Trust Indenture Act of 1939 as in effect on the date of the
      ---
Indenture.

      Transfer Restricted Securities:  Each of the Securities, until the
      ------------------------------
earliest to occur, with respect to a particular Security, of (a) the date on which such Security is exchanged in the Exchange Offer and entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Act, (b) the date on which such Security has been effectively registered under the Act and disposed of in accordance with a Shelf Registration Statement, (c) the date on which such Security may be distributed to the public pursuant to Rule 144 under the Act (or any similar provision then in force, but not Rule 144A) or by a Broker-Dealer pursuant to the "Plan of Distribution" contemplated by the Exchange Offer Registration Statement (including delivery of the Prospectus contained therein) or (d) the date such Security ceases to be outstanding.

      Underwritten Registration or Underwritten Offering:   A registration in
      -------------------------    ---------------------
which securities of Unisys are sold to an underwriter for reoffering to the public.


SECTION 2.           SECURITIES SUBJECT TO THIS AGREEMENT

      (a) Transfer Restricted Securities.  The Securities entitled to the
          ------------------------------
benefits of this Agreement are the Transfer Restricted Securities.

      (b) Holders of Transfer Restricted Securities.  A Person is deemed to be a
          -----------------------------------------
holder of Transfer Restricted Securities (each, a "Holder") whenever such Person
                                                   ------
owns Transfer Restricted Securities.


SECTION 3.           REGISTERED EXCHANGE OFFER

      (a) Unless the Exchange Offer shall not be permissible under applicable law or Commission policy (so long as the procedures set forth in Section 6(a) below are being or have been complied with), Unisys shall (i) cause to be filed with the Commission not later than 30 days after the Closing Date, the Exchange Offer Registration Statement under the Act relating to the Series B Notes and the Exchange Offer, (ii) use its best efforts to cause such Exchange Offer Registration Statement to be declared effective by the Commission at the earliest practicable time, but not later than 135 days after the Closing Date,
(iii) in connection with the foregoing, file (A) all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause such Exchange Offer Registration Statement to become effective, (B) if applicable, a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Act and (C) cause all necessary filings in connection with the registration and qualification of the Series B Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer (subject to the limitations set forth in Section 6(c)(xii)), and (iv) upon the effectiveness of such Registration Statement, commence the Exchange Offer. The Exchange Offer shall be on an appropriate form permitting registration of the

Series B Notes to be offered in exchange for the Transfer Restricted Securities and to permit resales of Securities held by Broker-Dealers (other than unsold allotments held by the Purchasers) as contemplated by Section 3(c) below. If, after such Exchange Offer Registration Statement initially is declared effective by the Commission, the Exchange Offer or the issuance of Series B Notes thereunder or the sale of Transfer Restricted Securities pursuant thereto as contemplated by Section 3(c) below is interfered with by any stop order, injunction or other order or requirement of the Commission or any other governmental agency or court, such Exchange Offer Registration Statement shall be deemed not to have become effective for purposes of this Agreement during the period that such stop order, injunction or other similar order or requirement shall remain in effect.

      (b) Unisys shall use its best efforts to cause the Exchange Offer Registration Statement to be effective continuously and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days. Unisys shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Securities shall be included in the Exchange Offer Registration Statement. Unisys shall use its best efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but not later than 30 days thereafter.

      (c) Unisys shall indicate in a "Plan of Distribution" section contained in the Prospectus included in the Exchange Offer Registration Statement that any Broker-Dealer who holds Series A Notes that are Transfer Restricted Securities and that were acquired for its own account as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from Unisys), may exchange such Series A Notes pursuant to the Exchange Offer; provided, however, such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with any resales of the Series B Notes received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such "Plan of Distribution" section shall also contain all other information with respect to such resales by Broker-Dealers that Unisys believes, based upon the advice of counsel, that the Commission may require in order to permit such resales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Securities held by any such Broker-Dealer except to the extent required by the Commission.

      To the extent any such Broker-Dealer participates in the Exchange Offer and notifies Unisys, or causes Unisys to be notified in writing, that it is a participating Broker-Dealer, Unisys shall use its reasonable efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) below to the extent necessary to ensure that it is available for resales of Securities acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities, and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for the lesser of (i) a period of six months from the date on which the Exchange Offer Registration Statement is declared effective and (ii) such period of time as such Broker-Dealers must comply with the prospectus delivery requirements of the Act in order to resell the Series B Notes received in exchange for Series A Notes acquired for their own account as a result of such market-making or other trading activities; provided, however, that Unisys may, at any time, delay or suspend the effectiveness of the Exchange Offer Registration Statement or, without suspending such effectiveness, instruct any Broker-Dealer that intends to use the Prospectus included in the Exchange Offer Registration Statement to resell the Series B Notes not to utilize such Prospectus, if Unisys has determined in good faith (as evidenced by a resolution of the Board of Directors delivered to the Holders) that proceeding with the Registration at such time may have a material adverse effect on Unisys and its subsidiaries, taken as a whole, or Unisys shall have determined upon the advice of counsel that it would be required to disclose any actions taken by it in good faith and for valid business reasons (including, but not limited to, the acquisition or divestiture of assets or a material financing), which disclosure may have a material adverse effect on Unisys and its subsidiaries, taken as a whole, or on such actions (an "Exchange Offer Suspension Period") by providing the Broker-Dealer Holders with written notice of such Exchange Offer Suspension Period. If the Exchange Offer Suspension Period in any 12 month period exceeds 20 days in the aggregate, then the period in which the Exchange Offer Registration Statement is required to remain effective shall be increased by the number of days by which the Exchange Offer Suspension Period exceeds 20 days (but in no event beyond the period during which such Holders which are Broker-Dealers must comply with the prospectus delivery requirements of the Act in order to resell the Series B Notes).

      Unisys shall provide sufficient copies of the latest version of such Prospectus to Broker-Dealers promptly upon reasonable request at any time during
such period in order to facilitate such resales.   The Purchasers shall use
reasonable efforts to ensure that Broker-Dealers effecting such resales shall cooperate with Unisys in responding to inquiries by Unisys as to whether such Series B Notes have been disposed of pursuant to such Prospectus.

      Upon the Consummation of the Exchange Offer in accordance with this
Section 3, subject to Section 4(a), Unisys shall have no further obligation to register Transfer Restricted Securities pursuant to Section 4 of this Agreement; provided that the other provisions of this Agreement shall continue to apply as set forth in such provisions.


SECTION 4.           SHELF REGISTRATION

      (a) Shelf Registration.  If (i) Unisys is not required to file an Exchange
          ------------------
Offer Registration Statement or to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy (so long as the procedures set forth in Section 6(a) below are being or have been complied with) or would violate an order of a governmental agency or court of competent jurisdiction or an action or proceeding is pending before any such governmental agency or court claiming that Consummation of the Exchange Offer would violate applicable laws, (ii) any Holder of Transfer Restricted Securities shall notify Unisys prior to the Consummation of the Exchange Offer (but in no event more than 135 days after the Closing Date) that, based upon advice of counsel, (A) such Holder is prohibited by a change in applicable law or Commission policy from participating in the Exchange Offer, or (B) such Holder may not resell the Series B Notes to be acquired by it in the Exchange Offer to the public without delivering a prospectus and that the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder, or (C) such Holder is a Broker-Dealer and holds Series A Notes acquired directly from Unisys or an affiliate of Unisys or (iii) the Exchange Offer is not Consummated or Unisys reasonably determines in good faith, after conferring with counsel, that the Commission is unlikely to permit Consummation of the Exchange Offer within the time period set forth in Section 3(a) (so long as, in either case, the procedures set forth in Section 6(a) below are being or have been complied with), then Unisys shall:

         (x) cause to be filed a shelf registration statement pursuant to Rule 415 under the Act, which, if the Commission so allows, may be an amendment to the Exchange Offer Registration

   Statement (in either event, the "Shelf Registration Statement") on or prior
                                    ----------------------------
   to the 30th day after the obligation to file such Shelf Registration Statement arises (but in no event earlier than 30 days) after the Closing
   Date), the "Shelf Filing Deadline"), which Shelf Registration Statement shall
               ---------------------
   provide for resales of (I) all Transfer Restricted Securities in the case of clause (a)(i) or (a)(iii) above and (II) all Transfer Restricted Securities the Holders of which are prohibited from participating in the Exchange Offer or reselling Series B Notes under clauses (A), (B) or (C) of clause (a)(ii) above, the Holders of which, in the case of Transfer Restricted Securities referred to in either clause (I) or (II), shall have provided the information required pursuant to Section 4(b) hereof; and

         (y) use their best efforts to cause such Shelf Registration Statement to be declared effective by the Commission on or before the 135th day after the obligation to file such Shelf Registration Statement arises (but in no event earlier than 165 days after the Closing Date).

Unisys shall use its best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for resales of Securities by the Holders of Transfer Restricted Securities entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least three years following the Closing Date or for such shorter period which shall terminate when all of the Transfer Restricted Securities covered by the Shelf Registration Statement are sold pursuant to the Shelf Registration Statement, are no longer Transfer Restricted Securities or are no longer outstanding; provided, however, that Unisys may, at any time, delay the filing of or delay or suspend the effectiveness of the Shelf Registration Statement or, without suspending such effectiveness, instruct the Holders of the Securities included in the Shelf Registration Statement not to sell any Securities included in the Shelf Registration Statement pursuant thereto, if (i) Unisys has determined in good faith (as evidenced by a resolution of the Board of Directors delivered to the Holders) that proceeding with the Registration at such time may have a material adverse effect on Unisys and its subsidiaries, taken as a whole, or Unisys shall have determined upon the advice of counsel that it would be required to disclose any actions taken by it in good faith and for valid business reasons (including, but not limited to, the acquisition or divestiture of assets or a material financing), which disclosure may have a material adverse effect on Unisys and its subsidiaries, taken as a whole, or on such actions (a "Shelf Registration Suspension Period") by providing the Holders of Securities included in the Shelf Registration Statement with written notice of such Shelf Registration Suspension Period. (The Shelf Registration Suspension Period and the Exchange Offer Suspension Period are sometimes referred to collectively herein as the "Suspension Periods" and individually as a "Suspension Period").

      Upon the filing of a Shelf Registration Statement filed in accordance with this Section 4, Unisys shall have no further obligation to register Series B Notes in an Exchange Offer pursuant to Section 3 of this Agreement; provided that the other provisions of this Agreement shall continue to apply as set forth in such provisions.


      (b) Provision by Holders of Certain Information in Connection with the
          ------------------------------------------------------------------
Shelf Registration Statement.  No Holder of Transfer Restricted Securities may
- ----------------------------
include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to Unisys in writing, within 10 Business Days after receipt of a request therefor, such information as Unisys may reasonably request specified in Item 507 and Item 508 of Regulation S-K under the Act for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to Unisys without request, all information required to be disclosed in order to make the information previously furnished to Unisys by such Holder not materially misleading and shall promptly supply such other information as Unisys may from time to time reasonably request. No Holder of Transfer Restricted Securities shall be entitled to Liquidated Damages pursuant to Section 5 hereof unless and until such Holder shall have used its best efforts to provide all such reasonably requested information.


SECTION 5.           LIQUIDATED DAMAGES

      (a) If Unisys fails to file on or before the date specified for such filing pursuant to Section 3 or 4 hereof, or fails to cause to become effective on or before the date specified for such effectiveness pursuant to Section 3 or 4 hereof, the Exchange Offer Registration Statement or the Shelf Registration Statement, as applicable, or fails to Consummate the Exchange Offer within 30 days after effectiveness, or (subject to Section 4(a)), the Shelf Registration Statement is declared effective but thereafter ceases to be effective in connection with resales of the Transfer Restricted Securities (each such event, a "Registration Default"), then Unisys agrees to pay to each holder of Transfer Restricted Securities accruing from the date of such Registration Default (or if such Registration Default has been cured, from the date of the next Registration Default), liquidated damages in an amount equal to one-quarter of one percent (0.25%) per annum of the principal amount of Transfer Restricted Securities held by such holder during the first 90-day period immediately following the occurrence of the first such Registration Default, increasing by an additional one-quarter of one percent (0.25%) per annum of the principal amount of such Transfer Restricted Securities during each subsequent 90-day period, up to a maximum amount of liquidated damages equal to one percent (1.0%) per annum of the principal amount of such Transfer Restricted Securities ("Liquidated Damages"), and ceasing to accrue on the date such Registration Default has been cured by, as applicable, the filing, declaration of effectiveness or withdrawal of suspension of effectiveness of the applicable registration statement. Unisys shall notify the Trustee within one Business Day after (i) each and every Registration Default and (ii) the date the Registration Default has been so cured. Until the Trustee and the Paying Agent have received an Officers' Certificate from Unisys to the effect that all Liquidated Damages then due have been paid in full, Unisys (in respect of any interest payment date) shall pay Liquidated Damages then due by depositing with the Trustee, in trust, for the benefit of the affected holders of Transfer Restricted Securities, on or before the applicable semi-annual interest payment date, immediately available funds in sums sufficient to pay the Liquidated Damages then due and provide to the Trustee and the Paying Agent a list of holders entitled to Liquidated Damages together with the amount of cash such holder is due. The Liquidated Damages amount due shall be payable as additional interest (from funds received pursuant to such deposit) on each interest payment date to the record holder of Transfer Restricted Securities entitled to receive the interest payment to be made on such date as set forth in the Indenture.

      All obligations of Unisys set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such Security shall have been satisfied in full.

SECTION 6.           REGISTRATION PROCEDURES

      (a) Exchange Offer Registration Statement.  In connection with the
          -------------------------------------
Exchange Offer, Unisys shall comply with all of the provisions of Section 6(c) below, shall use its best efforts to effect such exchange to permit the sale of Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and shall comply with all of the following provisions:

         (i) If in the reasonable opinion of counsel to Unisys there is a question as to whether the Exchange Offer is permitted by applicable federal law or a policy of the Commission, Unisys hereby agrees to seek a no-action letter or other favorable decision from the Commission, including oral advice from the staff of the Commission, allowing Unisys to Consummate an Exchange Offer for such Series A Notes. Unisys hereby agrees to pursue the issuance of such a decision to the Commission staff level but shall not be required to take commercially unreasonable action to effect a change of Commission policy. In connection with the foregoing, Unisys agrees, however, to (A) participate in telephonic conferences with the Commission, (B) deliver to the Commission staff an analysis prepared by counsel to Unisys setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursue a resolution (which need not be favorable and which need not be a written resolution) by the Commission staff of such submission.

         (ii) As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish, upon the request of Unisys prior to the Consummation thereof, a written representation to Unisys (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate of Unisys (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution (within the meaning of the Act) of the Series B Notes to be issued in the Exchange Offer and stating the amount of Transfer Restricted Securities held by such holder prior to the Exchange Offer and the amount of Transfer Restricted Securities owned by such holder to be exchanged in the Exchange Offer and (C) it is acquiring the Series B Notes in its ordinary course of business. Each Holder hereby acknowledges and agrees that any affiliate of Unisys, any Broker-Dealer who acquired Series A Notes directly from Unisys or any affiliate of Unisys and any such Holder intending to use the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon
                 ----------------------------                              -----
   Capital Holdings Corporation (available May 13, 1988), as interpreted in the
   ----------------------------
   Commission's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (including any no-action letter obtained pursuant to clause
   (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K.

         (iii) Prior to effectiveness of the Exchange Offer Registration Statement, Unisys shall provide a supplemental letter to the Commission (A) stating that Unisys is registering the Exchange Offer in reliance on the position of the Commission enunciated in Exxon Capital Holdings Corporation
                                            ----------------------------------
   (available May 13, 1988), Morgan Stanley and Co., Inc. (available June 5,
                             ----------------------------
   1991) and, if applicable, any no-action letter obtained pursuant to clause
   (i) above, (B) including a representation that Unisys has not entered into any arrangement or understanding with any Person to distribute the Series B Notes to be received in the Exchange Offer and that, to the best of Unisys information and belief, each Holder participating in the Exchange Offer is acquiring the Series B Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Series B Notes received in the Exchange Offer, and (C) including any other understanding or representation required by the Commission as set forth in any no-action letter obtained pursuant to clause (i) above.

      (b) Shelf Registration Statement.  In connection with the Shelf
          ----------------------------
Registration Statement, Unisys shall comply with all the provisions of Section 6(c) below and shall use its best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto Unisys will as expeditiously as practicable prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof.

      (c) General Provisions.  In connection with any Registration Statement and
          ------------------
any related Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of Securities by Broker-Dealers), Unisys shall:

         (i) use its best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 or 4 of this Agreement, as applicable (subject to any Suspension Period); upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, Unisys shall file promptly an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use its best efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as reasonably practicable thereafter;

         (ii) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof (subject to any Suspension Period), as applicable, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been, as applicable, exchanged or sold or until such Transfer Restricted Securities no longer constitute Transfer Restricted Securities or are no longer outstanding; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

         (iii) advise the underwriter(s), if any, and selling Holders promptly and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration

   Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading or (E) of Unisys determination that, based upon advice of counsel, a post-effective amendment to a Registration Statement would be appropriate. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, Unisys shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest practicable time;

         (iv) furnish to the Purchasers, each selling Holder named in any Registration Statement or Prospectus and each of the underwriter(s) in connection with such sale, if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus, which documents will be subject to the review of such Holders and underwriter(s) in connection with such sale, if any, for a period of at least five Business Days, and Unisys will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus to which a selling Holder of Transfer Restricted Securities covered by such Registration Statement or the underwriter(s) in connection with such sale, if any, shall reasonably object in writing within five Business Days after the receipt thereof; provided, however, that a Holder may only object to disclosure regarding such Holder. A selling Holder's or underwriter's objection to such filing, if any, shall be deemed to be reasonable if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission. If Unisys does not receive written notification of an objection within such 5 Business Day period, Unisys shall be permitted to file such Registration Statement or Prospectus, or amendment or supplement thereto;

         (v) make available at the offices where normally kept and at reasonable times for inspection by a representative of the selling Holders, any underwriter participating in any disposition pursuant to such Registration Statement, and any single attorney or accountant retained by such representative of the selling Holders or any of the underwriter(s), pertinent financial and other records, pertinent corporate documents and properties of Unisys and cause Unisys officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness; provided, however, that such records, information or documents shall be (i) used only for purposes of compliance with the securities laws and to the extent customary in connection with a due diligence investigation for an offering of debt securities with a similar credit rating to the Securities and (ii) kept strictly confidential by such persons (each of whom will enter into a confidentiality agreement provided by Unisys); and provided further, that appropriate arrangements are made, to the
                -------- -------
   extent that (i) such
   arrangements are required by applicable anti-trust law or (ii) any such records, information or documents related to pending or proposed acquisitions or dispositions, or to matters reasonably considered by Unisys to constitute sensitive or proprietary information, to limit access to such records, information or documents to representatives of only such Holders who are not competitors of Unisys, such representatives not being officers, employees, or affiliates or agents (other than attorneys) of any Holder; and provided
                                                                  --------
   further that, without limiting the foregoing, no such records, information or
   -------
   documents shall be used by any person or entity obtaining access thereto in connection with any market transactions in securities of Unisys in violation of law; and provided further that Unisys shall not be required to provide any
               -------- -------
   information to the Holders or the underwriters that Unisys is prohibited by law from disclosing;

         (vi) if requested by any selling Holders or the underwriter(s) in connection with such sale, if any, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and such underwriter(s), if any, may reasonably request to have included therein, including, without limitation (in the case of underwriters) and solely with respect to (in the case of selling Holders), information relating to the "Plan of Distribution" of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after Unisys is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

         (vii) furnish to each selling Holder and each of the underwriter(s), if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, and make available all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

         (viii) deliver to each selling Holder and each of the underwriter(s) in connection with such sale, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; Unisys hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

         (ix) in the case of the Shelf Registration Statement, enter into such agreements (including an underwriting agreement), and make such representations and warranties, and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to such Shelf Registration Statement contemplated by this Agreement, all to such extent as may be customarily and reasonably requested by Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such Shelf Registration Statement (if not an Underwritten Offering) or any managing underwriter if an Underwritten Offering in connection with any sale or resale pursuant to such Shelf Registration Statement contemplated by this Agreement; and whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, Unisys shall:

         (A) furnish to each selling Holder (if not an Underwritten Offering) and each underwriter (if an Underwritten Offering), in such substance and scope as they may reasonably request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the effectiveness of the Shelf Registration Statement:

            (1) with regard to not more than one Underwritten Offering (opinions of counsel required to be filed as Exhibit 5 to any registration statement being excluded from this limitation), opinions, dated the date of effectiveness of the Shelf Registration Statement, of counsel for Unisys, in form and substance reasonably satisfactory to the managing underwriter or, if not an Underwritten Offering, Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in the Shelf Registration Statement and covering the matters customarily covered in opinions requested in Underwritten Offerings (such custom being evidenced in scope by Exhibit B to the Purchase Agreement but taking into account the unregistered nature of the offering to which such Exhibit B relates) and in any event including a statement to the effect that such counsel has participated in the preparation of such Shelf Registration Statement and the related Prospectus, and that such counsel advises that, on the basis of the foregoing and without independent investigation or verification (relying as to factual matters and materiality to a large extent upon the judgment of officers and other representatives of Unisys), no facts came to such counsel's attention that caused such counsel to believe that the Shelf Registration Statement, at the time such Shelf Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Shelf Registration Statement as of its date contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial or statistical data included in such Shelf Registration Statement contemplated by this Agreement or the related Prospectus; all opinions provided pursuant to this paragraph shall be dated as of a single date and no updates thereof shall be required. Unisys shall have no other obligation to deliver any legal opinions (excluding Exhibit 5 opinions) under or in connection with this Agreement; and

            (2) with regard to not more than one Underwritten Offering, obtain a single "cold comfort" letter and a single update thereto not later than two weeks after the date of the original letter (or if not available under applicable accounting pronouncements or standards, a single "procedures" letter and a single update thereto) from the Company's independent certified public accountants addressed to the underwriter(s) of the Underwritten Offering and use reasonable efforts to have such letter addressed to the selling Holders of Transfer Restricted Securities (provided that such letter need not be addressed to any Holders to whom, in the reasonable opinion of the Company's independent certified public accountants, addressing such letter is not permissible under applicable accounting standards), such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" (or "procedures") letters to underwriters in connection with similar underwritten offerings; provided, however, that except as set forth in this paragraph (2), Unisys shall have no obligation to deliver any "cold comfort" or "procedures" letters or any updates thereto under or in connection with this Agreement;

         (B) set forth in full or incorporate by reference in the underwriting agreement, if any, the indemnification provisions and procedures of
      Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and

         (C) deliver such other documents and certificates as may be reasonably requested by the managing underwriter or, if not an Underwritten Offering, Holders of a majority of the aggregate principal amount of the Transfer Restricted Securities included in such Shelf Registration Statement to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by Unisys pursuant to this clause (ix), if any;

         (x) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders or underwriter(s), if any, may reasonably request and do any and all other acts or things reasonably necessary or advisable (including, without limitation, the imposition of such restrictions on offers or sales of the Securities as are referred to in paragraph 3(b) of this Agreement) to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement; provided, however, that Unisys shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to service of process in suits or to taxation, except for service of process with respect to the offering and sale of the Transfer Restricted Securities in any jurisdiction where it is not now so subject;

         (xi) in connection with any sale of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, cooperate with, the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and to register such Transfer Restricted Securities in such denominations and in such names as the Holders or the underwriter(s), if any, may request at least two Business Days prior to such sale of Transfer Restricted Securities made by such underwriter(s);

         (xii) if any fact or event contemplated by Section 6(c)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

         (xiii) use its best efforts to provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of the Registration Statement covering such Transfer Restricted Securities and provide the Trustee under the Indenture with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with The Depository Trust Company;

         (xiv) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the NASD;

      (xv) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to Holders, as soon as reasonably practicable, a consolidated earnings statement meeting the requirements of Rule 158 under the Act (which need not be audited) covering a twelve-month period (A) beginning at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm or best efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, commencing with the first month of Unisys first fiscal quarter commencing after the effective date of the Registration Statement;

         (xvi) cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate, with the Trustee and the Holders of Securities to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute, and use its best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner; and

         (xvii) provide promptly to each Holder upon request each document filed with the Commission pursuant to the requirements of Section 13 or
   Section 15 of the Exchange Act.

      (d) Restrictions on Holders.  Each Holder agrees by acquisition of a
          -----------------------
Transfer Restricted Security that, upon receipt of any notice from Unisys of the existence of any fact of the kind described in Section 6(c)(iii)(B), (C), (D) or
(E) hereof or during a Suspension Period, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xii) hereof, or until it is advised in writing (the "Advice") by Unisys that the use of the
                                     ------
Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by Unisys, each Holder will deliver to Unisys (at Unisys expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice. In the event Unisys shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(iii)(B), (C), (D) or (E) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xii) hereof or shall have received the Advice (which such extension shall be the Holders' sole remedy hereunder).


SECTION 7.           REGISTRATION EXPENSES

      (a) All expenses incident to Unisys performance of or compliance with this Agreement will be borne by Unisys, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses (including filings made by any Purchaser or Holder with the NASD); (ii) all fees and expenses incurred in connection with compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the Series B Notes to be issued in the Exchange Offer and printing of Prospectuses); (iv) in accordance with Section 7(b) below, the reasonable fees and disbursements of counsel for the Holders of Transfer Restricted Securities; and (v) all reasonable fees and disbursements of independent certified public accountants of Unisys (including the expenses of any special audit and comfort letters required by or incident to such performance); provided, however, that in no event shall Unisys be responsible for any underwriting discounts, commissions or fees attributable to the sale or other disposition of Transfer Restricted Securities.

      (b) In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement), Unisys will reimburse the Purchasers and the Holders of Transfer Restricted Securities being tendered in the Exchange Offer and/or resold pursuant to the "Plan of Distribution" contained in the Exchange Offer Registration Statement or registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements (not to exceed $25,000) of not more than one counsel, which shall be Simpson Thacher & Bartlett (a partnership which includes professional corporations) or such other counsel as may be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.


SECTION 8.           INDEMNIFICATION

      (a) Unisys agrees to indemnify and hold harmless, to the fullest extent permitted by law, each of the Holders and each person, if any, who controls any Holder within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and reasonable expenses whatsoever (including but not limited to reasonable attorneys' fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that Unisys will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made (i) therein in reliance upon and in conformity with written information furnished to Unisys by or on behalf of the Holders expressly for use therein; (ii) in a preliminary Prospectus, if (x) the final Prospectus corrected such untrue or alleged untrue statement or omission and (y) the Holder had previously been furnished with copies of the final Prospectus and failed to send or deliver a copy of the final Prospectus with or prior to delivery of written confirmation of the sale of the Securities to the Person asserting the claim from which such loss, liability, claim, damage or expense arises; or (iii) in a Prospectus, if (x) such untrue or alleged untrue statement or omission is corrected in an amendment or supplement to the Prospectus and (y) having previously been furnished with copies of the Prospectus as amended or supplemented, such Holder was legally required to and thereafter failed to deliver such Prospectus as amended or supplemented, prior to or concurrently with the sale of the Securities to the Person asserting the claim from which such loss, liability, claim, damage or expense arises.

      (b) Each of the Holders agrees to indemnify and hold harmless Unisys and each person, if any, who controls Unisys within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and reasonable expenses whatsoever (including but not limited to reasonable attorneys' fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are with respect to claims and actions based on information relating to such Holder furnished in writing by such Holder expressly for use in any Registration Statement. In no event shall the liability of any such Holder hereunder be greater in amount that the dollar amount of the proceeds received by such Holder upon the sale of the Securities giving rise to such indemnification obligation. This indemnity will be in addition to any liability which any Holder may otherwise have, including, under this Agreement.

      (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may otherwise have). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded, upon the advice of counsel, that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such reasonable fees and expenses of counsel shall be borne by the indemnifying parties; provided, however, that the indemnifying party under subsection (a) or
(b) above, shall only be liable for the legal expenses of one counsel for all indemnified parties in each jurisdiction in which any claim or action is brought. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

      (d) In order to provide for contribution in circumstances in which the indemnification provided for in this Section 8 is for any reason held to be unavailable (other than as a result of the indemnifying party not having received notice as provided in Section 8(c)) from Unisys or any Holder or is insufficient to hold harmless a party indemnified thereunder, Unisys and each Holder shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by Unisys, any contribution received by Unisys from persons, other than the Holders, who may also be liable for contribution, including persons who control Unisys within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act) to which Unisys and any Holder may be subject, in such proportion as is appropriate to reflect the relative benefits received by Unisys, on the one hand, from the offering of the Securities and any such Holder, on the other hand, from its sale of Securities or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of Unisys, on the one hand, and the Holders, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by Unisys, on the one hand, and any Holder, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the initial offering of the Securities to the Initial Purchasers (net of discounts but before deducting expenses) received by Unisys and (y) the total proceeds received by such Holder upon its sale of Securities which would otherwise give rise to the indemnification obligation, respectively. The relative fault of Unisys, on the one hand, and of the Holders, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Unisys or the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Unisys and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this Section 8, (i) no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total received by such Holder with respect to the sale of its Securities exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8,
(A) each person, if any, who controls a Holder within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and (B) the respective officers, directors, partners, employees, representatives and agents of a Holder or any controlling person shall have the same rights to contribution as such Holder, and each person, if any, who controls Unisys within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as Unisys, subject in each case to clauses (i) and (ii) of this
Section 8(d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 8, notify such party or parties from whom contribution may be sought, but the failure to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise (except to the extent materially prejudiced).


SECTION 9.           RULE 144A

      Unisys hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding, to make available to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A.

SECTION 10.          UNDERWRITTEN REGISTRATIONS

      No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.


SECTION 11.          SELECTION OF UNDERWRITERS

      The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering; provided, that such investment bankers and managers must be approved by Unisys (it being understood that Bear, Stearns & Co. Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated have been so approved); such investment bankers and manager or managers are referred to herein as the "underwriters."


SECTION 12.          MISCELLANEOUS

      (a) Remedies.  Each Holder, in addition to being entitled to exercise all
          --------
rights provided herein, in the Indenture, the Purchase Agreement or granted by law, including recovery of liquidated or other damages, will be entitled to specific performance of its rights under this Agreement, except to the extent that the Agreement otherwise provides for Liquidated Damages for a violation. Unisys agrees that monetary damages (other than the Liquidated Damages contemplated hereby) would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance (other than in connection with a breach or an alleged breach for which Liquidated Damages are otherwise provided) that a remedy at law would be adequate.

      (b) No Inconsistent Agreements.   Unisys will not, on or after the date of
          --------------------------
this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of Unisys securities under any agreement in effect on the date hereof.

      (c) Adjustments Affecting the Securities.  Unisys will not take any
          ------------------------------------
action, or permit any change to occur, with respect to the Securities that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer.

      (d) Amendments and Waivers.  The provisions of this Agreement may not be
          ----------------------
amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless Unisys has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer or registered pursuant to the Shelf Registration and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer or registered pursuant to the Shelf Registration may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities being tendered or registered, as applicable.

      (e) Notices.  All notices and other communications provided for or
          -------
permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

         (i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

         (ii)  if to Unisys:

                  Unisys Corporation
                  P.O. Box 500
                  Township Line and Union
                  Meeting Roads
                  Blue Bell, Pennsylvania  19424
                  Phone No.:  (215) 986 - 4011
                  Telecopier No.: (215) 986 - 3889
                  Attention:  General Counsel


      All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

      Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

      (f) Successors and Assigns.  This Agreement shall inure to the benefit of
          ----------------------
and be binding upon the successors and assigns of each of the parties, including, without limitation, and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder.

      (g) Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

      (h) Headings.  The headings in this Agreement are for convenience of
          --------
reference only and shall not limit or otherwise affect the meaning hereof.

      (i) Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
          -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

      (j) Severability.  In the event that any one or more of the provisions
          ------------
contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

      (k) Entire Agreement.  This Agreement together with the other Operative
          ----------------
Documents (as defined in the Purchase Agreement) is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by Unisys with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                     UNISYS CORPORATION



                     By:  /s/ Edward A. Blechschmidt
                          ------------------------------------------------
                          Name: Edward A. Blechschmidt
                          Title: Senior Vice President, Chief Financial
                                   Officer and Controller



Bear, Stearns & Co. Inc.
Merrill Lynch & Co.
  Merrill Lynch, Pierce, Fenner & Smith
            Incorporated



 By:  Bear, Stearns & Co. Inc.



 By:  /s/ J. Andrew Bugas
      ----------------------------------------------
      J. Andrew Bugas
      ------------------------------------------------
      Senior Managing Director


                                      S-1